Exhibit 10.38

NORTHFIELD BANK
AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made effective as of the 1st day of January, 2016 (the “Effective Date”), by and between Northfield Bank (the “Bank”), a federally-chartered savings bank with its principal offices at 1731 Victory Boulevard, Staten Island, New York 10314-3598, and __________ (“Executive”).
WHEREAS, the Bank is a wholly-owned subsidiary of Northfield Bancorp, Inc., a stock holding company chartered in the State of Delaware (the “Company”); and
WHEREAS, Executive and the Bank entered into an employment agreement dated January 1, 2015 (the “Agreement”); and
WHEREAS, the Bank and Executive believe it is in the best interests of the Bank to renew the Agreement in its entirety with the exception of Section 5(a)(ii)(C);
RESOLVED, Section 5(a)(ii)(C) of the Agreement shall be replaced in its entirety with the following:
“a relocation of Executive’s principal place of employment by more than 35 miles from the corporate office located at 581 Main Street, Woodbridge, New Jersey;”
IN WITNESS WHEREOF the Bank and Executive have signed (or caused to be signed) this Agreement, effective as of January 1, 2016.
Northfield Bank
Attest:

By:

Secretary Title:

Attest:                        Executive

Secretary	Name, Title

Northfield Bancorp, Inc.
(The Company is executing this Agreement only for purposes of acknowledging the obligations of the Company hereunder.)
Attest:

By:
Secretary                    Title:

Schedule
The above form of Amendment to Employment Agreement was signed by the following Named Executive Officers of Northfield Bancorp, Inc.: John W. Alexander, Kenneth J. Doherty, William R. Jacobs, Steven M. Klein, and Michael J. Widmer.